SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2006
(January 30, 2006)

FINITY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28445	11-3210792
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

432 Park Avenue South
13th Floor
New York, NY 10016
(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 340-9100

5155 Financial Way
Mason, OH 41042
(Former Name or Former Address if Changed Since Last Report)

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Item 1.01. Entry into a Material Definitive Agreement.

See Items 2.01 and 5.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 30, 2006, (the “Closing Date”) Finity Holdings, Inc. ("Finity") entered into a Share Exchange Agreement (the "Exchange Agreement") with all of the stockholders (the "Stockholders") of Flagship Healthcare Management, Inc. ("Flagship" or the “Company”). The closing shall occur immediately following Finity’s filing of a Restated and Amended Certificate of Incorporation which shall effectuate a name change of Finity, a one hundred twenty-five (125) for one (1) reverse stock split, and an increase in authorized shares (the “Closing”). After the closing of the Exchange Agreement, the minority Finity shareholders will own approximately 174,902 shares of Finity common stock, less than 1%, after the reverse stock split. Finity will acquire all of the issued and outstanding capital stock of Flagship from the Stockholders in exchange for an aggregate of 55,500,255 newly-issued shares of Finity’s common stock (the “Exchange”). Finity will be filing a proxy statement seeking shareholder approval. The Exchange is intended to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986.

Today, Finity is also filing with the Securities and Exchange Commission (the “SEC”) an Information Statement complying with Rule 14f-1 under the Securities Exchange Act of 1934 that describes a change in a majority of Finity’s Board of Directors (the “Board”) that is occurring in connection with the change of control of Finity that is described in this report. The current director of Finity will resign and seven directors of Flagship will become the new directors of Finity effective upon the 10th day following the mailing of such Information Statement to the stockholders of Finity. One director, Fred F. Nazem, has been added to the Board of Finity effective immediately.

Following is disclosure regarding Flagship. From and after the Closing Date, the operations of Flagship shall be the only operations of Finity.

DESCRIPTION OF BUSINESS

General

Flagship was incorporated in the State of Delaware on February 11, 2004, as a new corporation. Founded by a group of physicians and entrepreneurs, Flagship is a membership-based, private medical group dedicated to obtaining the highest level of healthcare services for our members, whether they are at home or traveling. Acting as a member’s healthcare advocate, Flagship is focused on providing priority access to renowned and clinically acclaimed physicians, which are typically difficult to access. Rather than simply providing names, Flagship offers referrals, priority appointments, personalized advocacy services to its members, all linked by a sophisticated and proprietary information management system. For Flagship, healthcare advocacy means brining about the delivery of exceptional “medicine at the speed of need” to each of our members.

Flagship's Products

Flagship offers five distinct services offered through three products: ER Support, ER Support Premium and Flagship Full Membership, the Company’s comprehensive advocacy service. These products include the following:

Product	Services
ER Support	MedEmergentCareTM and MedVaultTM
ER Support Premium	MedEmergentCareTM, MedVaultTM , and MedjetAssist by Flagship
Flagship Full Membership	MedEmergentCareTM, MedVaultTM , MedjetAssist by Flagship, MedSpeciaListTM and MedCiregeTM

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Flagship's Services

Medical SpeciaList™

Medical SpecialListTM is Flagship’s world-class, by invitation-only, physician network of renowned medical and surgical specialists in over 25 specialties and several hundred sub-specialties with whom Flagship has written agreements to provide priority appointments to its members. All of Flagship’s medical and surgical specialties are headed by Specialty Chiefs who are prominent in their specialty fields and who personally screen and approve all physicians for inclusion in the network. Every doctor in Flagship’s network of medical and surgical specialties has been selected based on a highly selective screening process that includes education, training and teaching histories, records of publications and national and international rankings in their respective sub-specialties and wherever possible peer review rankings by sub-specialty. Finally every physician is approved by Flagship’s Medical Chiefs, assuring that its members get not only the finest doctors, but also the right doctors for their specific healthcare needs.

MedCierge™

MedCiergeTM is Flagship’s personalized, highly responsive referral and patient navigation service center, staffed by Flagship’s own clinical team of experienced registered nurses and physicians, who help members with all their referral needs. With one phone call, Flagship members get personalized advocacy and assistance with finding a physician and securing an appointment from a physician in Flagship’s physician network. Using sophisticated tools and technology, Flagship’s registered nurses and physicians, who make up the MedCierge staff, first match a member’s needs with the right physician specialist and then secure a priority appointment with the selected physician.

MedEmergentCare™

MedEmergentCareTM is Flagship’s 24/7, advocacy, guidance and support service when members are in an Emergency Room or are unexpectedly hospitalized ─ available from anywhere in the world. With just one phone call, Flagship’s Emergent Care clinical team of registered nurses and ER-trained physicians can assist members and their families in making informed decisions about care and treatment when they are unexpectedly hospitalized due to accident, injury or illness. With a member’s permission, Flagship’s clinicians will speak directly to ER doctors and other personnel on their behalf, using translation services for over 140 languages, if needed.

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MedjetAssist by Flagship

MedjetAssist by Flagship is a worldwide medical evacuation service available to travelers 24 hours a day, 7 days a week when members are hospitalized more than 150 miles away from home. MedjetAssist by Flagship uses a fleet of state-of-the-art medically equipped aircraft configured as mobile intensive care units and staffed with specially trained physicians, nurses and other healthcare professionals, as needed. This service is available to members from virtually anywhere in the world at no additional cost. Under certain conditions, members can also be transported from their home hospital to specialty hospitals in the United States.

MedVault™

MedVaultTM is Flagship’s secure, internet-based, electronic repository for Flagship members to record and store their personal, private health information such as medical history and copies of vital documents such as a living will. Members control both the content and access to their stored information, which is accessed using a standard internet browser from anywhere at anytime. MedVaultTM is a lifetime personal health record for all medical events plus a Personalized Emergency Health Record. Members are encouraged to carry their MedVault ID EMERGENCY Card from which emergency personnel can access their vital health information. They can also print their health information or record it on various storage media and carry it with them.

Marketing Strategy

Flagship is a patient advocacy and healthcare management company that helps discerning individuals make better and more informed decisions regarding their health care. This is analogous to financial advisors helping them with their finances and architects helping them build their homes. Flagship’s product positioning is best defined by its dedication to clinical advocacy and not financial or administrative help, which are offered by health insurance companies and others. From a market prospective, Flagship is a part of a new and rising class of companies that collectively make up a new sector called consumer driven healthcare (“CDH”). The combination of hyper inflation in healthcare costs, consumer demand for choices in medical care and the burden of individuals paying an ever increasing portion of medical bills has been fueling the CDH movement.

Flagship provides health advocacy and extends to its members the privilege of access to outstanding healthcare specialists through annual memberships. Flagship’s products and services are primarily for higher income individuals, but also may appeal to anyone, regardless of income, who values high quality healthcare. While Flagship should appeal to all demographics, the primary target is the “baby-boomer” population, those born between 1946 and 1964. The “baby boomer” population represents approximately 30% of the U.S. population, but owns more than two-thirds of the nation’s wealth. The “baby boomers” are also the key opinion leaders in the U. S. economy as they not only influence others with their own buying habits, but also often directly control the purchases for their children and elderly parents.

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Sales Strategy

Flagship’s sales plan is a three-pronged simultaneous approach to attract potential members: large corporate customers reached via direct sales, small and medium-sized businesses reached via agents/intermediaries or direct sales, and individuals reached through indirect sales. As described below each of these category targets has some advantages and disadvantages.

Large corporations create opportunities for acquiring large numbers of members either where the corporation pays for the membership for its employees or where the employees pay for membership as a menu benefit option. Prestigious corporations also serve as potential reference accounts. Based on discussions with potential corporate customers, we believe that corporations understand that, for a modest annual fee (often less than a car or gym allowance), giving employees access to high quality care translates into a healthy work force with reduced sick leave and, ultimately, more productivity. Flagship membership can be viewed ideally as a healthcare risk management benefit for key employees. They also recognize the importance of risk management benefits for their traveling employees, as they will have access to physicians anywhere they go. Corporations realize that Flagship services will yield savings far beyond the membership premiums.

The disadvantage of soliciting corporations for Flagship membership is that human resource departments are currently in a cost-cutting mode, long lead times are usually necessary to land these corporate accounts and to coordinate with human resource timetables and, finally, corporations may demand discounts.

When soliciting small and medium sized businesses directly or through agents or intermediaries, Flagship’s advantage is that it generally can charge full price for Flagship’s product, decisions to accept or reject the product are usually made quickly by an owner, partner or trusted advisor, enrollment is manageable as typically enrollees number 25 to 500 people and sales agents or intermediary networks are already established with these entities. The downside of soliciting these customers is that they require a significant amount of education on the product, commissions for agents cut into profits, and when dealing through agents Flagship does not control its own destiny.

It is expected that selling to individuals, through indirect sales will eventually constitute a majority of Flagship’s sales. The difficulty with reaching individuals is that individuals are expensive and hard to reach and may potentially create significant overhead. The advantage to this channel is that Flagship can charge full retail prices to individuals. Individuals comprise Flagship’s biggest target group and individuals can take advantage of pre-tax health savings accounts (HSAs) as well as flex accounts. Flagship can have direct contact with individuals without potential interference from intermediaries such as human resource departments of the large corporate accounts. Also, Flagship targets individuals through various affinity groups or by embedding Flagship full or partial services into insurance policies sold to policyholders.

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The Market

Market Description

The market for Flagship’s products and service offerings include:

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Large Corporations: Flagship is capitalizing on its existing corporate relationships as well as those of its senior managers in order to gain access to targeted corporations. Flagship creates a directed, personalized sales strategy and presentation for each corporation, which presents to the corporation’s senior management by Flagship’s senior management. Flagship’s pricing schedule encourages family memberships, the value of Flagship’s service in both non-emergency and crisis or trauma situations, and the nationwide priority access to Flagship’s renowned physicians for their increasingly mobile workforce. Flagship places priority on corporations that have Chief Medical Officers in place, as it is typically an indicator that the company values healthcare. Corporations that are self insured will benefit in two ways with Flagship. First, Flagship can provide the corporation a network of physicians. In some cases, the corporation’s own network of physicians may overlap with Flagship’s network; in such cases, Flagship will try to provide timely access to those physicians. However, in large corporations, self insured or otherwise utilize large PPO or HMO networks with minimal, if any, overlap in physician coverage with the Flagship Physician Network. Second, we believe that as quality medicine costs less in the long run and that self-insured corporations can directly benefit through real healthcare cost reductions when employees utilize the Flagship physician network. Other attractive corporations to Flagship are those that provide generous employee benefits including supplemental health, flexible savings accounts and health savings accounts (HSAs). In addition, a number of very large corporations, particularly multinationals with very mobile employees are particularly attracted to Flagship because of the Company’s increasingly global presence (see International).

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Small and Medium Businesses: Flagship believes that 40 million small and medium size businesses with 25-50 employees represent one of the best market opportunities for its products. These businesses are often proprietorships or partnerships that are owned and operated by a few senior executives who are decisive and desirous of protecting their best assets—their employees. Flagship utilizes its own extensive network of business connections to secure a “champion” within our target medium-sized firms. In addition, Flagship works with intermediaries such as HR consulting firms, wealth management firms and HSA/FSA administrators to gain access to their clients. The intermediaries provide us access to thousands of mid-sized to large companies, many of which are privately owned. The objective is for the intermediaries to include Flagship in the bundle of products they recommend to their clients. Flagship can either enter into a joint marketing agreement with the intermediary, similar to those entered into with the distribution network groups, or provide the clients of the intermediaries with the pass through discount where the intermediary requests us to do so.

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Individuals: Flagship is working towards acquiring endorsements from affinity groups, associations and prominent, recognizable individuals in order to reach and penetrate the non-corporate market. Flagship uses these endorsements to create a direct marketing campaign to target select individuals within the affinity groups and associations. Flagship works with insurance companies to embed Flagship full or partial services into insurance policies sold to policyholders. Flagship also works with associations, endowments, diplomatic corps and government agencies to offer full or partial services to their employees and members.

Product Sales and Distribution

Sales Channels

The Company makes use of an internal sales force and has entered into agreements with independent finders and agents. These non-exclusive agreements provide that independent brokers and agents will facilitate introductions for Flagship to potential clients for our services and products. In return for such introductions, the finders and agents will be paid a commission based on the revenue generated from the sales of Flagship memberships from such introductions. These agreements are generally for one year and may be renewed on an annual basis by mutual agreement. The agreements may be terminated upon a material breach. In certain instances the finder agreements are for certain large distribution channels or for small distribution channels. Commission compensation may differ between the various distribution channels.

In addition, Flagship has entered into several exclusive joint marketing agreements with third party marketers. Under the terms of agreements, Flagship and the marketers will establish Flagship Product Programs through alliances of the parties to the agreement.

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Competition

To date, we are not aware of any direct competition from companies offering the same products and services as Flagship. There are five categories that include companies offering some variation of the products and services offered by Flagship.

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Institution-Based Primary and Specialty Healthcare service suppliers comprised of either single hospital or clinics or a network of medical centers aiming to provide personalized access to emergency, episodic or chronic care. These competitors provide guidance services that primarily include access to their institutions resources. The institutions most often determine which physician will see the patient. Examples include the executive registry of most leading hospitals and clinics and Pinnacle Healthcare.

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Concierge Medicine generally refers to a model whereby patients essentially pay an annual fee for "special service" rendered primarily by a primary care physician. Individual physicians charge an annual fee to an exclusive set of patients in their region. The program allows primary care doctors to reduce their practice size and increase the time spent with participants in the program. This service is designed for patients who are seeking personalized healthcare alternatives and from physicians who are tired of dealing with health care insurance providers and HMO's. Examples include MDVIP and MD2.

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“Best Physician” Identifiers are third parties utilizing a combination of physician rankings by the media and cross references among physicians to identify “best physicians.” Typically, there is a membership fee charged to both the patient (for access) and the physicians (for listing) in these arrangements. Physicians are typically chosen based on the list published by medical institutions with which the physicians are affiliated. Examples include Best Doctors and MediGuide.

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Web Search Services compile and offer lists of physicians with basic information about each physician. This may includes services that compile lists of physicians and basic information about each physician. An example is WebMD.

•	Billing and Insurance Facilitators services include review of benefits, negotiation of procedures and claim disputes on behalf of the member/patient. An example is Health Advocate.
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Intellectual Property

Flagship’s technology platform is considered to be an important strategic asset as it delivers unique benefits to each stakeholder with a consistent focus on the highest levels of service, ease of access, and ease of use. Each component of the platform is designed to provide targeted functionality that streamlines access to critical information and coordinates interaction among the stakeholders. The Company offers the following applications:

•	Member Portal: a secure web application accessed using a standard internet browser, providing the member with access to the following:

▪	Upcoming physician appointments.

▪	Information regarding an appointment including office address, contact information, and notes on what to bring to the visit.

▪	Member discussion forums.

▪	Member referral preferences.

▪	MedVault™ (see below).

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Physician Portal: a secure web application, accessed using a standard internet browser, providing the physician or their authorized personnel with the facilities to review and manage the following information:

▪	Network membership information (such as their biographies, publications, and areas of research).

▪	Appointment calendar.

▪	Discussion area for other physicians in the network.

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MedCierge™ Workbench: assists the specialist by providing a sophisticated search engine that combines the clinical needs of the member with the unique practice of each physician in the network. The search engine takes into account numerous factors regarding the referral including:

▪	The member’s preferences, such as distance to travel, physician gender, and office access requirements, (e.g., wheel chair access).

▪	The member’s clinical needs.

▪	The physician’s specialty and subspecialty.

▪	Unique procedures and/or disease states the physician has indicated as key areas of excellence.

▪	Numerous other factors, such as hospital affiliations and research interests.

Taking all these factors into account, the search engine produces a list of physicians for the referral. The workbench then facilitates specialist contact with the physician’s office in making an appointment for the member. Appointment details are subsequently available in both the member and physician portals.

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MedVault™: a secure web application accessed using a standard internet browser, providing the member with access and control over a wide variety of personal health information. The information is managed and controlled by the member, but can be made accessible to other stakeholders (such as the police in the event of an emergency, a member’s relatives or network physician) when pre-authorized by the member. The MedVault™ provides a centralized repository for key member health information, including:

▪	Personal medical history (diagnoses, procedures, allergies, immunizations, etc.).

▪	Family medical history.

▪	Consent and Authorization forms.

▪	Document images, including:

•	Medical-legal documents including living wills, medical powers of attorney, etc.

•	Clinical documents including physician summary notes, test results, instruction forms, etc.

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Communications Infrastructure: utilizes Computer Telephony Integration, including virtual call distribution to provide 24/7 communications among the stakeholders. This allows Flagship to deploy its knowledge workers (MedCierge™ specialists, on-call doctors, triage nurses, call center supervisors, and others) in a flexible virtual network that minimizes our reliance on any single call center or physical location. All internet communications are protected using the latest security protocols to ensure the integrity and privacy of every communication link within the system.

RISK FACTORS

The financial condition, business, operations, and prospects of the Company involve a high degree of risk. You should carefully consider the risks and uncertainties described below, which constitute the material risks relating to the Company, and the other information in this report. If any of the following risks are realized, the Company’s business, operating results and financial condition could be harmed and the value of the Company’s stock could suffer. This means that investors and stockholders of the Company could lose all or a part of their investment.

Our business is difficult to evaluate because it has a limited operating history

Flagship has a limited operating history and participates in a relatively new and rapidly evolving market. The business has undergone significant transformation during its short history as a result of changes in the services and products offered, changes in market conditions, and changes in our targeted membership, and are expected to continue to change for similar reasons. We cannot assure you that our current business strategy will be successful in the long term.

Many companies with business plans based on providing similar healthcare products and services have failed to be successful. We have experienced significant losses since inception and, even if demand from members exists, we cannot assure you that our business will be successful.

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The Company has a history of significant losses and may not be profitable in the future and has going concern considerations

Flagship has a history of net losses and has an accumulated deficit of $9,556,927 from inception through December 31, 2004. This is an unconsolidated figure and does not include losses of Finity prior to the Exchange. Furthermore, developing the Company’s business strategy and expanding the Company’s services will require additional capital and other expenditures. Accordingly, if the Company is not able to increase its revenue, it may never achieve or sustain profitability. You should not rely on the results for any particular period as an indication of our future performance. It is possible that, in future periods, our results of operations may be below the expectations of public market analysts and investors. Fluctuations in our quarterly operating results or our inability to achieve or maintain profitability may cause volatility in the price of our common stock in the public market. In light of these factors, among others, our independent registered public accounting firm has stated that there is substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result for the outcome of this uncertainty.

The Company may be unable to fund future growth

The Company’s business strategy calls for expansion through an increase in sales of membership by its internal and external sales forces. To this end, the Company has decided to invest substantial funds to increase its sales and marketing resources in order to grow revenues. In order to implement this strategy, the Company will require funding for additional personnel, capital expenditures and other expenses, as well as for working capital purposes. Financing may not be available to the Company on favorable terms, if at all. If adequate funds are not available on acceptable terms, then the Company may not be able to meet its business objectives for expansion. This, in turn, could harm the Company’s business, results of operations and financial condition. In addition, if the Company raises additional funds through the issuance of equity or convertible debt securities, or a combination thereof, then the shareholders will suffer dilution, and any new securities may have rights, preferences and privileges senior to those of the common stock. Furthermore, if the Company raises capital or acquires businesses by incurring indebtedness, the Company will become subject to the risks associated with indebtedness, including interest rate fluctuations and any financial or other covenants that the Company’s lender may require. Moreover, if the Company’s strategy to increase its sales and marketing resources in order to grow revenues does not produce the desired result, then the Company may incur significant, unrecoverable expenses.

The Company’s growth may be limited if it is unable to attract and retain qualified personnel

Our business is largely dependant on the skills, experience and performance of key members of our senior management team. The Company plans to immediately increase its sales and marketing personnel, as well as enter into agreements with independent third parties to sell our products and services, in order to grow revenue. The Company believes that its success depends largely on its ability to attract and retain highly-skilled and qualified technical, managerial and marketing personnel and enter into agreements with third parties. The market for highly skilled engineering, sales, marketing and support personnel is highly competitive as a result of the limited availability of technically-qualified personnel with the requisite understanding of the markets which the Company serves. The inability to hire or retain qualified personnel may hinder the Company’s ability to implement its business strategy and may harm its business.

Lengthy sales and implementation cycles for our product makes it difficult to forecast our revenues and, as a result, may have an adverse impact on our business

The period from our initial contact with potential corporate buyers to the consummation of an agreement to offer our product to its employees is difficult to predict. These sales may be subject to delays due to a client’s internal procedures for approving such expenditures and other factors beyond our control. Implementation may be subject to delays based on the availability of the internal resources of the client that are needed, acceptance by potential members and other factors outside of our control. As a result, we have limited ability to forecast the timing of revenue from new members. This, in turn, makes it more difficult to predict our financial performance from quarter to quarter.

During the sales cycle and the implementation period, we may expend substantial time, effort and money preparing contract proposals and negotiating contracts without receiving any related revenue. In addition, many of the expenses related to providing our services are relatively fixed in the short term, including personnel costs and technology and infrastructure costs. Even if our revenue is lower than expected, we may not be able to reduce our short-term spending in response. Any shortfall in revenue would have a direct impact on our results of operations.

As a result, we may be unable to adjust spending quickly enough to offset any unexpected revenue shortfall or delay, in which case our results of operations would suffer. In addition, in an attempt to enhance our long-term competitive position, we may from time to time make decisions regarding pricing, marketing, services and technology that could have a near-term adverse effect on our operating results.

We face significant competition for our products and services

The markets in which we operate are intensely competitive, continually evolving and, in some cases, subject to rapid change. Many of our competitors have greater financial, technical, product development, marketing and other resources than we do. These organizations may be better known than we are and have more customers or users than we do. We cannot provide assurance that we will be able to compete successfully against these organizations or any alliances they have formed or may form.

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If we are unable to provide priority access to high quality healthcare that attracts and retains members, our revenues will be reduced

Interest in our products and services is based upon our ability to provide our members with referrals and priority access to our network physicians. Although we have been able to continue to maintain and expand this network if we are unable to continue to do so for any reason, the value of a membership would diminish and membership interest in our products and services would be adversely affected. Similarly, our ability to maintain or increase the number of highly qualified physicians in our network is based upon our ability to provide the physicians with incentive to continue to participate in the network. We cannot assure you that we will be able to retain qualified physicians to provide referral and priority access to our members. If we are unable to provide high quality physicians to our members the quality of our products and services will be reduced.

The Company is exposed to the general condition of the healthcare market

The Company’s business is subject to global economic conditions, and in particular, market conditions in the healthcare industry. The Company’s operations may be adversely affected by the continued declines in employee benefit spending by large corporations and small to medium sized businesses. If global economic conditions worsen, or a prolonged slowdown in providing such benefits exists, then the Company may experience adverse operating results.

The Company’s products may not achieve acceptance in the marketplace

The Company intends to offer its membership based products and services to large corporations, small to medium sized businesses and individuals. The markets for these products are relatively new, unpredictable and rapidly evolving. Lack of acceptance in the marketplace for these new products and services could have a material adverse effect on the Company’s business, results of operations and financial condition.

We will incur increased costs as a result of being a publicly traded company

As a publicly traded company, we will incur legal, accounting and other expenses that we did not incur as a privately held company, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Securities Exchange Act of 1934, or the Exchange Act, recently adopted corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, and other rules implemented relatively recently by the Securities and Exchange Commission and The NASDAQ National Market. We expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect that these rules and regulations will make it more difficult and more expensive for us to obtain directors and officers’ liability insurance.

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Penny stock rules could make it hard to resell your shares.

Finity’s common stock does not meet the listing requirements for any trading market other than the OTC Bulletin Board or the Pink Sheets. We plan to apply for a listing on the OTC Bulletin Board.   The OTC Bulletin Board may not accept the application of any market maker to initiate quotations in our common stock.  An investor may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, rules promulgated by the SEC impose various practice requirements on broker-dealers who sell securities that fail to meet certain criteria set forth in those rules to persons other than established customers and accredited investors. Consequently, the liquidity of Finity’s securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of Finity, and lower prices for Finity’s securities than might otherwise be attained.

The Company may be subject to litigation

The Company may be subject to claims involving how the Company conducts its business. Any such claims against the Company may affect its business, results of operations and financial conditions. Such claims, including those without merit, could require the Company to pay damages or settlement amounts and would require a substantial amount of time and attention from the Company’s senior management as well as considerable legal expenses. Although the Company does not anticipate that its activities would warrant such claims, there can be no assurances that such claims will not be made.

The Company lacks accounting and reporting controls

The Company’s Chief Financial Officer is solely responsible for the accounting and reporting functions for the Company and outsources certain of its accounting and finance functions to an independent third party. As a result, the Company currently has limited segregation of duties regarding the Company’s accounting and reporting functions. Management recognizes this limited segregation of duties as a potential deficiency in the Company’s internal controls and is implementing procedures to mitigate this deficiency. Based on discussions with its independent auditors, the Company anticipates that it will undertake additional remedial measures during the first quarter of 2006.

Government regulation of healthcare creates risks and challenges with respect to our compliance efforts and our business strategies

The healthcare industry is highly regulated and is subject to changing political, legislative, regulatory and other influences. Existing and new Federal and state laws and regulations affecting the healthcare industry could create unexpected liabilities for us, cause us to incur additional costs and restrict our operations. Many healthcare laws are complex and their application to specific products and services may not be clear. In particular, many existing healthcare laws and regulations, when enacted, did not anticipate the healthcare products and services that we provide. However, these laws and regulations may nonetheless be applied to our products and services. Management’s failure to accurately anticipate the application of these laws and regulations, or other failures to comply, could create liability, result in adverse publicity and negatively affect our businesses. Some of the risks we face from healthcare regulation are as follows:

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•	Anti-kickback Laws

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There are federal and state laws that govern patient referrals, physician financial relationships and inducements to healthcare providers and patients. The federal healthcare programs anti-kickback law prohibits any person or entity from offering, paying, soliciting or receiving anything of value, directly or indirectly, for the referral of patients covered by Medicare, Medicaid and other federal healthcare programs or the leasing, purchasing, ordering or arranging for or recommending the lease, purchase or order of any item, good, facility or service covered by these programs. Many states also have similar anti-kickback laws that are not necessarily limited to items or services for which payment is made by a federal healthcare program.

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The laws in this area are broadly written and it is often difficult to determine precisely how the laws will be applied in specific circumstances. Penalties for violating the federal anti-kickback law include imprisonment, fines and exclusion from participating, directly or indirectly, in Medicare, Medicaid and other federal healthcare programs. Any determination by a state or federal regulatory agency that any of our practices violate any of these laws could subject us to civil or criminal penalties and require us to change or terminate some portions of our business and could have an adverse effect on our business. Even an unsuccessful challenge by regulatory authorities of our practices could result in adverse publicity and be costly for us to defend.

o	Medical Professional Regulation

o
The practice of most healthcare professions requires licensing under applicable state law. In addition, the laws in some states prohibit business entities from practicing medicine. If a state determines that some portion of our business violates these laws, it may seek to have us discontinue those portions or subject us to penalties or licensure requirements. Any determination that we are a healthcare provider and have acted improperly as a healthcare provider may result in liability to us.

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We face potential liability related to the privacy and security of personal information we collect from consumer and healthcare professionals through our Web sites

Internet user privacy has become a major issue both in the United States and abroad. Flagship has privacy policies posted on its Web sites that we believe comply with applicable laws requiring notice to users about our information collection, use and disclosure practices. However, whether and how existing privacy and consumer protection laws in various jurisdictions apply to the Internet is still uncertain and may take years to resolve. Any legislation or regulation in the area of privacy of personal information could affect the way we operate our Web sites and could harm our business. Further, we cannot assure you that the privacy policies and other statements on our Web sites or our practices will be found sufficient to protect us from liability or adverse publicity relating to the privacy and security of personal information.

Under the Health Insurance Portability and Accountability Act of 1996, or HIPAA, Congress established a set of federal national privacy standards for the protection by health plans, healthcare clearinghouses, healthcare providers and their business associates of individually identifiable health records. While Flagship’s members own and control their own personal health records, the Company’s maintenance of these records using MedVaultTM may subject Flagship to HIPAA regulations. Furthermore, legislation regarding HIPAA is evolving and often confusing as it applies to new businesses such as Flagship. Violation of HIPAA could result in substantial penalties that could adversely affect the Company’s future.

Additional Information

We are obligated to file reports with the SEC pursuant to the Securities Exchange Act of 1934. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

We intend to voluntarily furnish our security holders with an annual report that contains audited financial statements.

DESCRIPTION OF PROPERTY

The Company’s headquarters are located at 432 Park Avenue South, 13th Floor, New York, NY 10016. The Company sub-leases office space under a six-year operating lease, which expires on November 29, 2010.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth each person known by us to be the beneficial owner of five percent or more of Flagship’s common stock, all directors individually and all directors and officers as a group as of December 31, 2005, after giving effect to the Closing. Prior to Closing, Flagship owns 34 million shares of common stock of Finity which shall be cancelled immediately upon the Closing. Flagship’s stock ownership represents 60.9% of the shares outstanding. Each person named below has sole voting and investment power with respect to the shares shown unless otherwise indicated.

Name and Address of Beneficial Owner*	Amount of Beneficial Ownership After Closing	Percentage of Class

Fred Nazem	22,194,351(1)	37.88%

Stephen J. O’Brien, MD 300 North Street Greenwich, CT 06830	11,316,230(2)	19.86%

Laurus Master Fund, Ltd. c/o M&C Corporate Services Limited P.O. Box 309 GT Ugland House George Town South Church Street Grand Cayman, Cayman Islands	7,778,536(3)	12.52%

John H. Flood, III	4,035,034(4)	6.87%

Benjamin Safirstein, MD	2,113,568(5)	3.71%

Richard Howard	677,083(6)	1.19%

Philip Barak	575,000(7)	1.01%

Brian Stafford	126,923(8)	.22%

Richard Torykian	50,000(8)	.09%

Michael Holland	126,923(8)	.22%

ALL DIRECTORS AND OFFICERS AS A GROUP	29,898,882	49.30%

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*Except as otherwise noted, the address is that of the Company

(1)
Includes 372,263 shares held by Nazem, Inc., a company that Mr. Nazem owns 100%, the conversion of a $1,000,000 Secured Convertible Term Note at $0.90 per share into 1,111,111 shares of common stock, the exercise of 504,656 warrants exercisable at $0.92 per share, 25,944 shares held in the Alexander Gharib Nazem Trust and 25,944 shares held in the Taraneh Gharib Nazem Trust, Mr. Nazem’s children. Susie Gharib Nazem, Mr. Nazem’s wife is the Trustee. Mr. Nazem disclaims beneficial ownership of the shares held in trust for his children.

(2)	Dr. O’Brien has entered into a Voting Trust Agreement whereby the Board of Directors of Flagship has the right to vote all of the shares owned by Dr. O’Brien.

(3)	Includes the conversion of a $4,100,000 Secured Convertible Term Note at $0.90 per share into4,555,556 shares of common stock and the exercise of 621,118 warrants exercisable at $0.92 per share.

(4)
Includes the conversion of a $500,000 Secured Convertible Term Note at $0.90 per share into555,556 shares of common stock and the exercise of 135,870 warrants exercisable at $0.92 per share, each held by OldIron Sports and Entertainment Company, Ltd., of which Mr. Flood is a 50% owner, and the exercise of 116,460 warrants exercisable at $0.92 per share, 750,000 options exercisable at$0.10 per share and 200,000 vested options exercisable at $0.20 per share, all held by Mr. Flood. The 750,000 options are subject to the right of repurchase by the Company.

(5)
Includes the conversion of a $50,000 Secured Convertible Term Note at $0.90 per share into 55,556 shares of common stock, the exercise of 13,587 warrants exercisable at $0.92 per share, and 1,300,000 shares held by the Safirstein Family Trust 1991 for the benefit of Dr. Safirstein’s children. Sheila Safirstein, Dr. Safirstein’s wife, is the Trustee of the Trust. Dr. Safirstein disclaims beneficial ownership of shares held in the Trust..

(6)	Includes 25,000 options exercisable at $0.89 per share.

(7)	Includes 75,000 options exercisable at $0.035 per share.

(8)	Includes 50,000 options exercisable at $0.20 per share.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below are the names of Flagship’s directors and officers, their ages, all positions and offices that they hold with Flagship, the period during which they have served as such, and their business experience during at least the last five years. These officers and directors will hold identical positions with Finity following the Exchange.

Name	Age	Position Held	Experience

Fred F. Nazem	65	Chairman and CEO
Mr. Nazem has been the Chairman of the Board of Directors of Flagship and its Chief Executive Officer since February 2004. A venture capitalist since the early 1970’s, he launched Nazem & Lieber in 1981 and Nazem & Company in 1983. Since then he has been the Managing Partner of Nazem & Company. Mr. Nazem has been an entrepreneur, venture capitalist and corporate turnaround specialist for more than 30 years. He has started, financed or guided several dozen companies, including Oxford Health Plans, Cirrus Logic (CRUS), Universal Health Services (UHS), Genesis Health Ventures, Medical Care International, Sportsline.com and Apollo Computers (now part of Hewlett-Packard’s computer division), most of which have become multibillion-dollar enterprises. As Chairman of Oxford Health Plans, he led the reorganization and successful turnaround of the company when it experienced operational and financial difficulties in 1997. Mr. Nazem has a BS in Biochemistry, an MS in Physical Chemistry, both from the Ohio State University, and an MBA in Finance from Columbia University. He has also done doctoral work in Nuclear Physics at Washington University. Mr. Nazem serves on the Science and Technology Advisory Board of Columbia Presbyterian Medical Center and through the Nazem Family Foundation he has supported many civic, educational and healthcare related causes.

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Michael Holland	61	Director
Michael Holland has been a Director of Flagship since November 2004. He is the Chairman of Holland & Company, a private investment firm he founded in 1995 in New York City and the President and Founder of the Holland Balanced Fund. He began his career at J.P. Morgan in 1968 where he spent twelve years managing both equity and fixed income assets for major institutional clients as well as wealthy individuals. He served as Chief Executive Officer of First Boston Asset Management in the early 1980’s and later served as Chairman of Salomon Brothers Asset Management. Mr. Holland has been Chairman of a number of mutual funds, a General Partner of the Blackstone Group and a CEO of Blackstone Alternative Asset Management, and is the former Vice Chairman of Oppenheimer & Co., Inc. He is on the Board of Directors of The China Fund, a NYSE-listed company, the Vanguard Charitable Endowment and the State Street Master Trust Fund. Mr. Holland graduated from Harvard University with a concentration in English in 1966. In 1968 he received his M.B.A. in finance from Columbia University.

Richard Howard	56	Director
Mr. Howard has been a Director of Flagship since November 2004. From July 2004 to August 2005, he was the President of Flagship. From 2003 to 2004, he was the Managing Director of BLH Strategies, a consulting firm that provides management services to companies and nonprofit organizations. From 1985 to 2003, he worked for Genesis Health Ventures, Inc. At various times during his seventeen years with Genesis he served as Vice Chairman, President and Chief Operating Officer. He also served as a member of the Board of Directors for all seventeen years. He received a BS in Economics and Corporate Finance from the Wharton School at the University of Pennsylvania.

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Michael Huckabee	50	Director
Governor Huckabee has been a Director of Flagship since September 2005. A significant part of his adult life was spent as a pastor and denominational leader. Michael Huckabee was first elected lieutenant governor of Arkansas in 1993 and has served as governor since July 1996. Governor Huckabee is recognized as a national leader in the areas of education reform and health care reform. He became chairman of the National Governors Association in July 2005 and will serve as the leader of the nation’s governors until July 2006. Governor Huckabee is also the chairman of the Education Commission of the States until July 2006. In addition, he is the immediate past president of the Council of State Governments and the immediate past state co-chairman of the Delta Regional Authority. Governor Huckabee is also a former chairman of the Southern Regional Education Board, the Southern Grown Policies Board, the Southern Technology Council and the Southern International Trade and the Interstate Oil & Gas Compact Commission. Governor Huckabee’s fourth book, “Quit Digging your Grave with a Knife and Fork” was released in May 2005 and has received favorable reviews. In 1975, Governor Huckabee graduated magna cum laude from Ouachita Baptist University in Arkadelphia, Arkansas and attended Southwestern Baptist Theological Seminary from 1976 to 1977.

Barbara McNeil, MD	64	Director
Dr. Barbara McNeil has been a director since December 2005. She has worked in the fields of health policy and radiology (nuclear medicine) for over 25 years at Harvard Medical School and the Brigham and Women’s Hospital. She serves on the Board of Directors of Cardiovascular Therapeutics (CVTX); in this capacity she serves on the Audit Committee and is chair of the Nominating and Governance Committee. Prior to this Dr. McNeil was the founding head of the Department of Health Care Policy at Harvard Medical School, the largest research unit in this area at Harvard University for over ten years she ran the Center for Cost-Effective Care at the Brigham and Women’s Hospital. Dr. McNeil practices nuclear medicine at the Brigham and Women’s Hospital and works actively with the chief of the department on general strategic issues within radiology. She received her AB degree from Emmanuel College in 1962 and her MD in 1966 and PhD degree in 1972 from Harvard University. She also attended the Advanced Management Program (AMP) at Harvard Business School in 1986. At Harvard Medical School she was one of the first tenured women.

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Benjamin Safirstein, MD	66	Director and EVP - Chief Medical Officer
Dr. Safirstein has been a Director and EVP and Chief Medical Officer of Flagship since February 2004. He did his medical training at The Mount Sinai Hospital of New York, where he was Chief Medical Resident, and his pulmonary training at the Brompton Hospital, London England, as a fellow of the National Tuberculosis Foundation. Dr. Safirstein is board certified in Internal Medicine and pulmonary medicine. Dr Safirstein was a co-founder and Chief Medical Officer of Oxford Health Plans and was a director from 1985 to 2004. He serves as chairman of the Scientific Committee of the Arthur Ashe Foundation, is Founder of the New Jersey Asthma Foundation and is the author of over 50 peer reviewed publications on Respiratory Medicine. Dr. Safirstein received his medical degree from The Chicago Medical School in 1965.

Brian Stafford	57	Director
Mr. Stafford has been a Director of Flagship since November 2004. He was Director of the United States Secret Service from March 1999 until he retired in January 2003. Mr. Stafford began his tenure with the Secret Service in 1971 as a field office special agent rising in the ranks during his career to supervisory position in both protective and investigative assignments, including Special Agent in Charge of the Presidential Protection Division. Mr. Stafford serves on the Board of Trustees of Mount Union College in Alliance, Ohio where he received a BA degree in 1969 and an honorary Doctorate in Human Letters.

Richard P. Torykian, Sr.	66	Director
Mr. Torykian has been a Director of Flagship since March 2004. He currently is a Director at Lazard Freres & Company. He is a member of the Board of Sponsors, Mercy Hospital, Rockville Centre, NY and was the founding chairman of the Chaminade High School Development Fund and advisor to the Catholic Big Brothers of New York City. He is a trustee of the Intrepid Sea-Air-Space Museum headquartered aboard the USS Intrepid. Mr. Torykian received his BA in Chemistry from St. Michaels College in 1961, MS in Chemical Engineering from St. Joseph’s University in 1963 and MBA in Finance from Adelphia University in 1970.

Philip Barak	53	VP - Chief Financial Officer and Corporate Secretary
Mr. Barak has been the VP - Chief Financial Officer and Corporate Secretary of Flagship since February 2004. For over the past twenty years he has been a General Partner and Chief Financial Officer of Nazem & Company, a venture capital firm founded in 1976. During that time he served on the Boards of Directors of several public and private companies and worked with venture backed companies in structuring and negotiating financings. He holds a BS in Accounting from Rider University and is a Certified Public Accountant and a member of the AICPA and NYSSCPA.

John H. Flood III	54	EVP - Chief Marketing Officer and Corporate Counsel
Mr. Flood has been an EVP and Chief Marketing Officer of Flagship since February 2005. For the six months prior, he served as a consultant to the Company. From 1994 - 2004 Mr. Flood was the managing partner of Flood Donohue Johnston & McShane where he specialized in transactional law, negotiated physician employment contracts and also practiced in the areas of sports and entertainment law. From 1984 - 1994 he worked for NFL Properties, the centralized marketing company of the National Football League where he served as company counsel, Executive Vice President of Business Affairs and President. While at NFL Properties, the company grew from relatively modest sales in 1984 to over a billion dollars in retail sales by 1994. Mr. Flood has served on the Nominating Committee for the Harvard University Board of Overseers, Harvard University’s New York Schools and Scholarships Committee, has been a Board Member and Selector of the Lawrenceville School Alumni Association and has served as a Board Member of St. Michael’s Heart Research Institute in Newark, NJ. He received his AB in Psychology from Harvard University and his JD from the University of Virginia School of Law. He is admitted to the bar in the states of New York and New Jersey.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to all executive officers and other key employees of Flagship who were serving as of September 30, 2005, for services in all capacities. These officers and directors will hold identical salaries and option positions in Finity following the Exchange, except as noted in the footnotes, below.

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SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Compensation			Long-Term Compensation
		Salary ($)	Bonus ($)	Other Annual Comp- ensation ($)	Awards		Payouts	All Other Compen sation ($)
					Restricted Stock Awards ($)	Securities Under-lying Options/ SARs (#)	LTIP Payouts ($)

Fred F. Nazem Chief Executive Officer (3)	2004 2005	208,333 275,000	0 0	0 0	0 0	0	0 0	0

Stephen J. O’Brien, MD (1)(3)	2004 2005	125,000 265,150	0 0	0 0	0 0	0	0 0	0

Richard Howard President (2) (3)	2004 2005	135,417 166,667	0 0	0 0	0 0	750,000 0	0 0	0 0

John H. Flood III EVP - Sales (4)	2004 2005	0 272,610	0 0	0 0	0 0	750,000 800,000	0 0	0 0

Benjamin Safirstein, MD EVP - Chief Medical Director (3)	2004 2005	137,500 200,000	0 0	0 0	0 0	1,000,000 200,000	0 0	0 0

Philip Barak, VP - Chief Financial Officer	2004 2005	0 186,345	0 0	0 0	0 0	100,000 0	0 0	0 0

(1)	Effective November 8, 2005, Stephen J. O’Brien, MD resigned as an officer and director of Flagship. He will not be an officer or director of Finity.
(2)	Effective August 31, 2005 Richard Howard resigned as President of Flagship. He will not be an officer of Finity but will be a director. These options have terminated.
(3)	All 2004 compensation was paid in common stock.
(4)	The options granted to Mr. Flood in 2004 were awarded to him when he was employed by the Company as an independent consultant and are non-qualified stock options.

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OPTION/SAR GRANTS IN LAST 12 MONTHS

The following table sets forth the grant of stock options made as of September 30, 2005 to the persons named in the Summary Compensation Table:

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Period	Exercise Price per Share	Expiration Date

Benjamin Safirstein	200,000	6.91%	$0.20	6/20/15

John H. Flood III	750,000	25.92%	$0.10	11/08/14
	800,000	27.64%	$0.20	6/20/15

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

The following table sets forth information with respect to unexercised stock options held by the persons named in the Summary Compensation Table at December 31, 2004.

	Number of Unexercised Options at Fiscal Year-End		Value of Unexercised in- the-Money Options at Fiscal Year-End($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard Howard	225,000	525,000	$45,000	$105,000
John H. Flood III	750,000	0	$150,000	$0
Philip Barak	50,000	50,000	$10,000	$10,000

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LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

The following table sets forth information with respect to awards made to persons named in the Summary Compensation Table pursuant to a long-term incentive plan in the fiscal year ending December 31, 2004.

Name	Number of Shares, Units or Other Rights	Performance or Other Period Under Maturation or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans
			Threshold	Target	Maximum
None	0	0	0	0	0

Compensation of Directors

The independent Directors of the Company receive a grant of 100,000 shares of common stock of the Company which shares vest 25% upon grant and the remainder ratably over three years from the date of each director joining the Board. Directors are also reimbursed for out-of-pocket expenses in connection with attendance at Board of Directors’ and/or Board committee meetings.

Employment Agreements

The Company does not have formal employment agreements with its other employees. However all members of management and other key employees have limited employment letter agreements with Flagship that stipulate the amount of annual compensation, other employment benefits, and participation in Flagship’s stock option plan. There are currently no agreements with any employees with regards to severance. All members of management and other key employees have signed an Inventions, Confidentiality and Non-Competition Agreement with the Company.

Benefit Plans

Flagship has a Stock Option and Grant Plan in place to provide incentives to its employees, directors and any other personnel working in conjunction with Flagship. Finity plans to adopt a new stock option and grant plan upon completion of the Exchange that will incorporate the grants made under the Flagship Plan. Any future stock options granted under the Company’s plan shall be pursuant to a formal option agreement.

Other than the aforementioned plan, the Company maintains a 401K Retirement Plan for the benefit of its employees. Currently the Company does not contribute to the 401K Retirement Plan, but the Company may elect do so in the future.

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DESCRIPTION OF SECURITIES

Finity’s authorized capital stock currently consists of 100,000,000 shares of common stock, par value $.001 per share, of which there are 55,761,512 issued and outstanding and 5,000,000 shares preferred stock, par value $.001, of which no shares are issued or outstanding. All of the issued and outstanding shares of Flagship’s common stock will be held by Finity as a result of the Exchange. The following statements relating to the capital stock set forth the material terms of these securities; however, reference is made to the more detailed provisions of, and these statements are qualified in their entirety by reference to, Finity’s Certificate of Incorporation and Bylaws, copies of which are filed as exhibits to Finity’s SEC reports.

Common Stock

Holders of shares of Finity’s common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of any liquidation, dissolution or winding up, the holders of common stock are entitled to a pro-rata share of all assets remaining after payment in full of all liabilities and preferential payments, if any, to holders of preferred stock. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to our common stock.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of Finity’s Board. Finity presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board does not anticipate declaring any dividends for the foreseeable future.

Transfer Agent

Interwest Transfer Company, Inc. of Salt Lake City, Utah currently acts as our transfer agent and registrar.

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MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS.

Finity’s common stock is quoted on the NASD over-the-counter electronic bulletin board and on the Pink Sheets under the symbol FNTY. The following table sets forth on a per share basis for the periods shown, the high and low closing bid prices of our common stock. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Closing Bid Prices (1)
	High		Low

Year Ended December 31, 2005
1st Quarter		$0.005		$0.005
2nd Quarter		$0.006		$0.006
3rd Quarter 4th Quarter	$ $	0.010 0.012	$ $	0.010 0.010

Year Ended December 31, 2004
1st Quarter		$0.03		$0.03
2nd Quarter		$0.015		$0.015
3rd Quarter		$0.007		$0.007
4th Quarter		$0.006		$0.006

Year Ending December 31, 2003
1st Quarter		$0.006		$0.006
2nd Quarter		$0.005		$0.005
3rd Quarter		$0.01		$0.01
4th Quarter		$0.01		$0.01
_____________________________
(1) The above tables set forth the range of high and low closing bid prices per share of Finity’s common stock as reported by MSN Money Central for the periods indicated.

When the trading price of Finity’s common stock is below $5.00 per share, the common stock is considered to be a "penny stock" that is subject to rules promulgated by the Securities and Exchange Commission (Rule 15-1 through 15g-9) under the Securities Exchange Act of 1934. These rules impose significant requirements on brokers under these circumstances, including: (a) delivering to customers the SEC’s standardized risk disclosure document; (b) providing customers with current bid and ask prices; (c) disclosing to customers the brokers-dealer's and sales representatives compensation; and (d) providing to customers monthly account statements.

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Dividend Policy

Finity does not intend to pay any cash dividends on its common stock in the foreseeable future. All cash resources are expected to be invested in developing Finity’s business plan.

Securities Authorized for Issuance under Equity Compensation Plans

The following table discloses information as of December 31, 2005 with respect to compensation plans (including individual compensation arrangements) under which Finity’s equity securities are authorized for issuance.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)

Equity compensation plans approved by security holders (1)	0	0	0
Equity compensation plans not approved by security holders	0	0	0
Total	0	0	0

(1) Consists of securities available for issuance pursuant to Finity’s Stock Option and Grant Plan, which has been approved by our Board of Directors and Stockholders.

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Options and Warrants

As of September 30, 2005, Finity had no outstanding options or warrants.

Holders

Finity has issued an aggregate of 55,761,512 shares of its common stock to 406 entities.

AGREEMENT WITH SHAREHOLDERS

There are no agreements with shareholders.

RELATED PARTY TRANSACTIONS

There are no related party transactions.

LEGAL PROCEEDINGS.

A former independent contractor has filed a lawsuit against Flagship and Finity  The plaintiff alleges that he was promised employment with the Company and performed services to Flagship based on these promises.  The plaintiff is seeking compensatory and punitive damages, including the issuance of additional shares of stock for these services and attorney fees in an aggregate amount of approximately $1,800,000.  The Company believes this lawsuit is without merit and intends to defend it vigorously.  In management’s opinion the final resolution of this matter will not have material impact on the financial position or results of operations of the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.

None.

Item 3.02 Unregistered Sales of Equity Securities.

During 2002, Flagship sold 2,857,150 shares of common stock resulting in aggregate proceeds of $125,000.

Through August 2003, certain of Flagship’s shareholders incurred expenses on behalf of Flagship relating to, among other things, contribution of certain assets, salaries allocable to individuals working on Flagship matters, rent and other allocable expenses for space utilized at the offices of one of the shareholders and consulting expenses for consultants utilized to further Flagship’s platform development. The aggregate of these amounts were contributed by the shareholders to the capital of the Company, and 13,678,910 common shares were issued.

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During 2003, two of Flagship’s founders contributed an aggregate of 3,510,000 shares of common stock back to Flagship as follows: one founder contributed 2,000,000 shares of common stock to the stock option plan and two founders contributed 1,510,000 shares of common stock which was distributed to certain key employees.

In February 2004 and April 2004, Flagship entered into a Securities Purchase Agreement with individual investors (the “Investors”) to purchase a total of 6,642,340 of the Company Series A Preferred Stock and warrants to purchase 1,328,468 shares of the Company’s Series A Preferred Stock (the “Warrants”) at a price of $0.274 per share for an aggregate purchase price of $1,820,000. The Warrants are exercisable in whole or in part through February 11, 2011, subject to certain events as described in the Securities Purchase Agreement.

During 2005, in three separate closings, Flagship sold an aggregate of 5,205,769 Series B Convertible Preferred Stock at a price per share of $0.65 generating gross proceeds of $3,383,750.

On January 30, 2006, Flagship has entered into an agreement with certain investors to invest $7.0 million in Secured Convertible Term Notes (the “Notes”) in Flagship. The Notes are collateralized by the assets of Flagship, bear interest at the prime rate published in the Wall Street Journal plus 1.0% and are convertible into common stock of Flagship at $.90 per share. Commencing one year after the closing of the Notes, Flagship is required to repay the Notes on a monthly basis over the next 24 months. In the event that any of the principal is converted into common stock, the amount converted shall be credited against the next monthly payment. Flagship has the option of prepaying any outstanding principal by paying to the note holders 130% of the principal amount. Flagship has agreed to issue to the investors common stock equal to 12.25% of Flagship common stock on a fully diluted basis. The investors will also receive seven year warrants to purchase common stock of Flagship's equal to 25% of the amount invested with an exercise price of $.92 per share.

Following the Closing of the Exchange Agreement, Finity is required to file a registration statement with the SEC within 60 days of the closing registering all of the common stock underlying the investment and will have the registration declared effective within 120 days of funding. If the registration is not filed or declared effective by the SEC within the required timeframe, then Finity will be required to pay to the investors certain liquidated damages in cash.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Item 5.01 Change in Control of Registrant.

On January 30, 2006, Flagship purchased 34,000,000 million shares of common stock from Common Solutions, LLC for $240,000. Upon the closing of the Exchange Agreement, the shares acquired from Common Solutions, LLC will be cancelled. As a result, Flagship controls 60.9% of voting stock of Finity. The funds for the purchase came from the working capital of Flagship. On Closing of the Exchange Agreement with all of the Stockholders of Flagship, Finity will acquire all of the issued and outstanding capital stock of Flagship from the Stockholders in exchange for an aggregate of 55,500,255 newly-issued shares of Finity's common stock.

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Today, Finity is also filing with the Securities and Exchange Commission an Information Statement complying with Rule 14F-1 under the Securities Exchange Act of 1934 that describes a change in a majority of Finity’s Board of Directors that is occurring in connection with the change of control of Finity that is described in this report. The current directors of Finity will resign and the seven directors of Flagship will immediately become the new directors of Finity. The directors of Flagship will join the Board effective upon the 10th day following the mailing of such Information Statement to the stockholders of Finity.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 31, 2004 John A. Courter resigned as President and Director of Finity and on the same day Mr. Gregory Boss was appointed of the Board of Directors and elected President and Chief Financial Officer of Finity. In connection with the Exchange, Mr. Boss will resign as the sole Director of Finity and Fred F. Nazem will be elected as a Director of Finity. Richard Howard, Benjamin Safirstein, MD, Richard Torykian, Michael Holland, Brian Stafford, Michael Huckabee and Barbara McNeil, MD will be elected as Directors of Finity following the expiration of the ten day time period following the mailing of the Form 14F-1. Fred Nazem will be appointed as the Company’s Chief Executive Officer and Chairman of the Board, and upon the expiration of the ten day time period following the mailing of the Form 14F-1, John H. Flood III will be appointed as the Executive Vice President and Chief Marketing Officer, Benjamin Safirstein, MD as Executive Vice President - Chief Medical Officer and Philip E. Barak as Chief Financial Officer of Finity. For further information, see “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS”, as referenced above.

Item 5.06 Change in Shell Company Status.

Prior to the Closing, Finity was a shell company, other than a business combination related shell company, as that term is defined in Rule 12b-2 under the Exchange Act.

Upon completion of the Exchange with Flagship, Finity will cease to be a shell company. From and after the Closing, the operations of Flagship shall be the only operations of Finity.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements for Business Acquired

The financial statements required by this item will be filed by amendment to this report.

(b)	Pro Forma Financial Information

The financial information required by this item will be filed by amendment to this report.

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(c)	Exhibits

Exhibit	Share Exchange Agreement between the Company, Flagship, and Flagship’s shareholders dated January 30, 2006.

Exhibit 10.1	Lease Agreement between Flagship and PartMiner, Inc., dated November 30, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINITY HOLDINGS, INC.

Dated: February 3, 2006	By:	/s/ Fred F. Nazem
Name: Fred F. Nazem
Title: Chairman and Chief Executive Officer